UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2026

TWFG, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42177	99-0603906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	10055 Grogans Mill Road Suite 500 The Woodlands, Texas	77380
	(Address of principal executive offices)	(Zip Code)
(281) 367-3424
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	TWFG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

On August 12, 2026, TWFG, Inc. (the “Company”) entered into the Amended and Restated Credit Agreement (the “Credit Agreement”), with TWFG Holding Company, LLC, as borrower (the “Borrower”), PNC Bank, National Association, as administrative agent, swingline loan lender and issuing lender, the other guarantors party thereto, and the lenders party thereto, which amended and restated the Company’s existing credit agreement dated as of May 23, 2023, as amended on June 20, 2024. The Credit Agreement provides for a $125,000,000 revolving credit facility (including a $12,500,000 swingline sub-facility and $12,500,000 letter of credit sub-facility) and an uncommitted accordion feature that allows the Company to seek an additional $75,000,000 of commitments under the Credit Agreement. The Borrower may borrow, repay and reborrow under the Credit Agreement. The revolving loans under the Credit Agreement will mature on August 12, 2031. The revolving loans under the Credit Agreement will bear interest at either the Term SOFR Rate (as defined in the Credit Agreement) or Daily SOFR (as defined in the Credit Agreement) plus an applicable margin at a rate per annum between 1.75% and 2.75% based on the Consolidated Leverage Ratio of the Company. Swingline loans will bear interest at the Base Rate (as defined in the Credit Agreement) plus an applicable margin at a rate 1.00% per annum lower than the applicable margin for Daily SOFR or Term SOFR Rate loans as set forth above, based on the Consolidated Leverage Ratio of the Company. The obligations under the Credit Agreement are guaranteed by the Company and certain subsidiaries of the Borrower (the “Guarantors”). The Credit Agreement is secured by substantially all of the assets of the Borrower and the Guarantors.

The Credit Agreement includes affirmative and negative covenants applicable to the Borrower and all Guarantors, including the Company, including without limitation, covenants regarding indebtedness, liens, investments, dividends and distributions, acquisitions and mergers, dispositions, affiliate transactions, joint ventures, and negative pledges and restrictive agreements. The Credit Agreement contains financial covenants including a minimum consolidated debt service coverage ratio test and a maximum consolidated leverage ratio test. The Credit Agreement contains customary events of default for this type of facility. Loans under the Credit Agreement may be accelerated if any event of default occurs.

The foregoing is only a summary of certain terms of the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The lender and their affiliates have various relationships with the Company and its affiliates in the ordinary course of business involving commercial banking.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 13, 2026, the Company issued a press release announcing the entry into the Amended and Restated Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The information in this Item 7.01, including Exhibit 99.1, are furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*
Amended and Restated Credit Agreement, dated as of August 12, 2026 (the “Credit Agreement”), by and among TWFG Holding Company, LLC, as Borrower, PNC Bank, National Association, as Administrative Agent, Swingline Loan Lender and Issuing Lender.

99.1	Press Release dated August 13, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWFG, INC.

Date: August 13, 2026	By:	/s/ Richard F. Bunch III
	Name:	Richard F. Bunch III
	Title:	Chief Executive Officer